Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                        GATEWAY FINANCIAL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                        GATEWAY FINANCIAL HOLDINGS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

--------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
(3)  Filing party:

--------------------------------------------------------------------------------
(4)  Date filed:

--------------------------------------------------------------------------------

                        GATEWAY FINANCIAL HOLDINGS, INC.

                             1145 North Road Street
                      Elizabeth City, North Carolina 27909
                            Telephone: (252) 334-1511

                  --------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             WEDNESDAY, MAY 15, 2002

                  --------------------------------------------

To the Shareholders:

     The 2002 Annual Meeting of the Shareholders of Gateway Financial Holdings, Inc. (the "Company") will be held:

     -  Wednesday, May 15, 2002
     -  2:00 p.m. (local time)
     -  Pine Lakes Country Club
        1525 North Road Street
        Elizabeth City (Pasquotank County), North Carolina

or at any adjournments thereof, for the following purposes:

     - To elect four directors to serve three-year terms until the Annual Meeting in 2005, or until their successors are elected and qualified.

     - To approve the amendment to the Articles of Incorporation increasing the authorized number of shares from 5,000,000 to 10,000,000.

     -  To approve the amendment to the 1999 Incentive Stock Option Plan.

     - To ratify the appointment of Dixon Odom PLLC as the Company's independent auditor.

     - To transact such other businesses as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on March 15, 2002, are entitled to notice of the meeting and to vote at the meeting and any adjournments thereof. The Company's stock transfer books will not be closed.

     Please complete, date and sign the enclosed proxy and return it promptly in the enclosed pre-paid envelope. As many shares as possible should be represented at the meeting, and so even if you expect to attend the meeting, please return the enclosed proxy. By doing so, you will not give up the right to vote at the meeting. If you return the proxy and also attend, notify the Secretary when you arrive at the meeting that you wish to vote in person, and the Company will disregard the proxy you return. (For more details, see the attached Proxy Statement.)

                                            By order of the Board of Directors,



                                            D. Ben Berry
                                            President
April 4, 2002

                        GATEWAY FINANCIAL HOLDINGS, INC.

                             1145 North Road Street
                            Elizabeth City, NC 27909
                            Telephone: (252) 334-1511

                        -------------------------------

                                 PROXY STATEMENT

                        -------------------------------


                                 ANNUAL MEETING

     The Board of Directors (the "Board") of Gateway Financial Holdings, Inc. (the "Company"), hereby solicits your appointment of proxy, in the form enclosed with this statement, for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held:

     -   Wednesday, May 15, 2002
     -   2:00 p.m. (local time)
     -   Pine Lakes Country Club
         1525 North Road Street
         Elizabeth City, (Pasquotank County), North Carolina

or at any adjournment thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. The Board has fixed the close of business on March 15, 2002, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. Included with these proxy materials is the 2001 Annual Report to Shareholders.


                         VOTING OF APPOINTMENTS OF PROXY

     Shares can be voted at the meeting only if the shareholder is represented by proxy or present in person. The persons named as proxies in the enclosed appointment of proxy, who are referred to herein as the Proxy Committee, are Stephen C. Skinner and Mark A. Holmes (the "Proxies"), whom the Board has designated as management Proxies. When appointments of proxy in the enclosed form are returned, properly executed and in time for the meeting, the shares represented thereby will be voted at the meeting in accordance with the directions indicated thereon. If no directions are given, the appointment of proxy will be voted FOR the four nominees for director in Proposal 1 described herein, and FOR Proposals 2, 3, and 4 described herein. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will have the discretion to vote for a substitute nominee. On some other matters that properly come before the meeting, the Proxies will be authorized to vote shares represented by appointments of proxy in accordance with their best judgment. These matters include approval of the minutes of the 2001 annual meeting of Gateway Bank & Trust Co. (the "Bank"), (the predecessor to the Company and its principal subsidiary), matters incidental to the conduct of the Annual Meeting, and other proper business and matters for which the Company received notice by January 30, 2002.

                       REVOCATION OF APPOINTMENT OF PROXY

     If you give an appointment of proxy in the accompanying form, you may revoke that appointment at any time before the actual voting. To revoke the proxy, notify the Company's Secretary in writing, or execute another appointment of proxy bearing a later date and file it with the Secretary. The address for the Secretary is:

                          Stephen C. Skinner, Secretary
                        Gateway Financial Holdings, Inc.
                             1145 North Road Street
                      Elizabeth City, North Carolina 27909

     If you return the appointment of proxy, you may still attend the meeting and vote in person. When you arrive at the meeting, first notify the Secretary of your desire to vote in person. You will then be given a ballot to vote in person, and your appointment of proxy will be disregarded.

     If you attend the meeting in person, you may vote your shares without returning the enclosed appointment of proxy. However, if your plans change and you are not able to attend, your shares will not be voted. Even if you plan to attend the meeting, the best way to ensure that your shares will be voted is to return the enclosed appointment of proxy and, when you get to the meeting, notify the Secretary that you wish to vote in person.


                            EXPENSES OF SOLICITATION

     In addition to solicitation by mail, the Company's directors, officers and regular employees may solicit appointments of proxy in person or by telephone. The Company will bear the cost of solicitation. Brokerage houses, nominees, custodians, and fiduciaries are requested to forward these proxy soliciting materials to the beneficial owners of the Company's stock held of record by such persons, and the Company will reimburse their reasonable expenses in this regard. The Company anticipates mailing this Proxy Statement on or about
April 4, 2002.


                      DESCRIPTION OF THE VOTING SECURITIES

     At the close of business on the voting record date, March 15, 2002, there were 2,732,765 shares of the Company's common stock (sometimes referred to herein as the "Shares") issued and outstanding and entitled to vote at the Annual Meeting. The Company is authorized to issue five million shares of common stock and one million shares of preferred stock. The voting rights of the preferred stock are to be set by the Board at the time such stock is issued. No preferred stock is issued or outstanding. As of the voting record date, there were approximately 2,100 holders of record of the Company's common stock.


                            HOW VOTES WILL BE COUNTED

     Each Share is entitled to one vote for each matter submitted for a vote, and, in the election of directors, for each director to be elected. Proxies will be tabulated by one or more inspectors of election designated by the Board.

     Proposal 1 -- Election of directors. In the election of directors under Proposal 1, the four nominees receiving the highest number of votes for the four Class III director seats will be elected. Shares not voted (including abstentions and broker non-votes) will have no effect. Shareholders are not authorized to cumulate their votes for directors.

     Proposal 2 -- Approval of an amendment to the Articles of Incorporation increasing the authorized number of shares from 5,000,000 to 10,000,000. The approval of an amendment to the Articles of Incorporation increasing the authorized number of shares from 5,000,000 to 10,000,000 under Proposal 2 will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Shares not voted (including abstentions and broker non-votes) will have no effect.

     Proposal 3 -- Approval of amendment to the incentive stock option plan. Proposal 3 will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Shares not voted (including abstentions and broker non-votes) will have no effect.

     Proposal 4 -- Ratification of the appointment of the independent auditor. The ratification of the appointment of the independent auditor under Proposal 4 will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Shares not voted (including abstentions and broker non-votes) will have no effect.


                                     QUORUM

     The Company's Bylaws provide that the holders of a majority of the Company's outstanding Shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting, and that if there is no quorum present at the opening of the meeting, the Annual Meeting may be adjourned from time to time by the vote of a majority of the Shares voting on the motion to adjourn. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes will not be counted for purposes of determining whether a quorum is present at the Annual Meeting.


                       BENEFICIAL OWNERSHIP OF SECURITIES

     To the Company's knowledge, as of the voting record date, no shareholder owned more than five percent of the Shares other than Jerry T. Womack, a director of the Company. The following table sets forth certain information as to this shareholder:

Name and address of               Shares Currently         Percent of Shares
Shareholder                       Beneficially Owned       Beneficially Owned(1)
-----------                       ------------------       ---------------------

Jerry T. Womack                        214,522                      7.7%
1190 Harmony Road,
Norfolk, Virginia 23502

(1) The ownership percentage of each individual is calculated based on the total of 2,732,765 Shares issued and outstanding at December 31, 2001, plus the number of Shares that can be issued to that individual within 60 days of December 31, 2001 upon the exercise of stock options held by the individual, plus the number of warrants that were exercisable as of December 31, 2001.

     The following table shows, as of December 31, 2001, the number of Shares beneficially owned by each director and by all directors and principal officers of the Company as a group:


         -----------------------------------------------------------------------

         Beneficial owner               Shares currently     Percent of
                                        Owned (1)            Shares owned (2)
         -----------------------------------------------------------------------

         D. Ben Berry                        67,240               2.4%
         -----------------------------------------------------------------------

         William Brumsey III                 69,332               2.5%
         -----------------------------------------------------------------------

         Percy C. Burns III                 132,229               4.8%
         -----------------------------------------------------------------------

         Jimmie Dixon, Jr.                   49,970               1.8%
         -----------------------------------------------------------------------

         James H. Ferebee, Jr.               68,584               2.5%
         -----------------------------------------------------------------------

         Robert Willard Luther, III          27,398               1.0%
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         Frances Morrisette Norrell          33,825               1.2%
         -----------------------------------------------------------------------

         W.C. "Bill" Owens, Jr.              45,128               1.6%
         -----------------------------------------------------------------------

         Russell E. Twiford                  74,140               2.7%
         -----------------------------------------------------------------------

         Richard W. Whiting                  31,440               1.1%
         -----------------------------------------------------------------------

         Frank T. Williams                   78,937               2.9%
         -----------------------------------------------------------------------

         Jerry T. Womack                    214,522               7.7%
         -----------------------------------------------------------------------

         Directors and principal            990,662              30.8%
         officers as a group
         (16 persons)
         -----------------------------------------------------------------------

         NOTES:

              (1) For each director listed above, this column includes the following number of shares of common stock capable of being issued within 60 days of December 31, 2001, upon the exercise of stock options held by the named individual: Berry - 54,155; Brumsey - 22,983; Burns - 22,983; Dixon - 22,983; Ferebee - 22,983; Luther - 22,983; Norrell -
         22,983; Owens - 22,983; Twiford - 22,983; Whiting - 28,440; Williams -
         22,983; Womack - 13,983; directors and principal officers as a group - 355,425. For each director listed above, this column includes the following number of shares of common stock capable of being issued within 60 days of December 31, 2001, upon the exercise of warrants held by the named individual: Berry - 3,000; Brumsey - 5,000; Burns - 20,000; Ferebee - 10,810; Norrell - 2,500; Owens - 2,500; Twiford -
         10,800; Whiting - 1,000; Williams - 5,000; Womack - 50,000; directors and principal officers as a group - 121,705. To the Company's knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person, except for the following Shares which the individual indicates that he or she shares voting and/or investment power: Brumsey - 100; Burns - 83,100; Ferebee
         - 33,743; Luther - 3,300; Norrell - 550; Twiford - 12,000; Whiting -
         1,800; officers and principal directors as a group - 140,893.

              (2) The ownership percentage of each individual is calculated based on the total of 2,732,765 Shares issued and outstanding as of December 31, 2001, plus the number of Shares that can be issued to that individual within 60 days of December 31, 2001 upon the exercise of stock options held by the individual, and the number of warrants that were exercisable as of December 31, 2001. The ownership percentage of the group is based on the Shares outstanding plus the number of Shares that can be issued to the entire group within 60 days of December 31, 2001 upon the exercise of all stock options held by the group, and the number of warrants that were exercisable as of December 31, 2001.


                        PROPOSAL 1: ELECTION OF DIRECTORS

     Board size and membership: Under the Company's Charter and Bylaws, the number of directors shall be such number as the Board determines from time to time prior to each Annual Meeting of Shareholders at which directors are to be elected. That number cannot be less than six nor more than fourteen. The Company's Charter and Bylaws also provide that the Board shall be divided into three classes, each containing as nearly equal a number of directors as possible, each elected to staggered three-year terms. The Board, by resolution, has set the number of directors for 2002 at twelve.

     Directors to be elected at this Annual Meeting. At this Annual Meeting, four directors will be elected to three-year terms, expiring at the Annual Meeting of Shareholders in 2005, or until their successors are elected and qualified. These are the Class III directors.

     Voting procedure. Unless you give instructions to the contrary, the Proxy Committee will vote for the election of the four nominees listed below by casting an equal number of votes for each nominee. If, at or before the meeting time, any of these nominees should become unavailable for any reason, the Proxy Committee has the discretion to vote for a substitute nominee. Management currently has no reason to anticipate that any of the nominees will become unavailable.

     Votes needed to elect. The four Class III nominees receiving the highest number of votes will be elected.

     Board nominations. The Board has nominated the four incumbent Class III Directors for re-election. These nominees have served as directors of the Bank since the Bank's incorporation on November 24, 1998, and they were elected to three-year terms at the 1999 Annual Meeting when staggered Board terms were established.

     Nominees. The following are the names of the nominees for election to the four Board seats, their ages at December 31, 2001, and their principal occupations during the past five years.

--------------------------------------------------------------------------------
Name and age                      Principal occupation over the last five years
--------------------------------------------------------------------------------

Listed below are the four persons who are nominees for Class III directors for three-year terms expiring in 2005.

D. Ben Berry, 47                  President and Chief Executive Officer, Gateway
                                  Bank & Trust Co., since March 1998; prior to that, Senior Vice President, Centura Bank,
                                  Elizabeth City, N.C. (Regional Market Manager for Northeastern North Carolina and
                                  Southeastern Virginia).

Jimmie Dixon, Jr., 65             Chairman of the Board, City Beverage Co., Inc.
                                  (beer distributorship), Elizabeth City, N.C.

Russell E. Twiford, 76            Retired (formerly Senior Member, The Twiford
                                  Law Firm, Elizabeth City, N.C).

Richard W. Whiting, 75            Retired (formerly Managing Director, Merrill
                                  Lynch Capital Markets).

     The Board of Directors recommends that the shareholders vote for the election of each of the nominees for director listed above. The four nominees receiving the highest number of votes will be elected.


                            MANAGEMENT OF THE COMPANY
Directors

     The following table shows the names, ages at December 31, 2001, and principal occupations during the past five years of the Company's Class I and Class II Directors. Other than Jerry T. Womack, who was appointed to the Board in September 2000, each such person has served as a director of the Company since the Bank's incorporation on November 24, 1998.

--------------------------------------------------------------------------------
Name and age                      Principal occupation over the last five years
--------------------------------------------------------------------------------

Listed below are the four persons who are Class I Directors for three-year terms expiring in 2003.


Robert Willard Luther, III, 36    Owner and Manager, Luther's, Inc., d/b/a
                                  Luther Greenhouses,  Elizabeth City, N.C.

W.C. "Bill" Owens, Jr., 54        President and Manager, W.W. Owens & Sons
                                  Moving and Storage, Inc.; Manager, Albermarle
                                  Mini Warehouses; Partner, Owens & Robertson
                                  (real estate and property rental); General
                                  Partner, Owens & Small (real estate
                                  development); Vice President, Consolidated
                                  Development Corporation (real estate
                                  development
                                  and property rental); Owner, Owens & Owens
                                  (property rental); all of Elizabeth City, N.C.

Frank T. Williams, 66             President and Chief Executive Officer,
                                  Frank T. Williams Farms, Inc., Virginia Beach,
                                  Va., and affiliated companies, including:
                                  Frank T. Williams & Sons (farming and real estate development), Virginia Beach, Va.;
                                  Currituck Grain (grain elevator and feed mill), Moyock, N.C.; Chesapeake Grain (grain elevator and fertilizer manufacturing),
                                  Chesapeake, Va.; Williams Farms of North
                                  Carolina (livestock), Moyock, N.C.; Creeds &
                                  Associates (real estate), Virginia Beach, Va.;
                                  Moyock Farms & Associates (farming and real estate), Virginia Beach, Va; formerly
                                  President and CEO, Carolina Livestock,
                                  Shawboro, N.C., until 1998 (company purchased by Williams Farms).

Jerry T. Womack, 63               President and Chief Executive Officer,
                                  Suburban Grading & Utilities, Inc., Norfolk,
                                  Virginia.

Listed below are the four persons who are Class II directors for three-year terms expiring in 2004

William Brumsey III, 60           Attorney-at-Law, Currituck, N.C.

Percy C. Burns III, 41            President and Chief Executive Officer, Womack
                                  Contractors, Inc. (road construction);
                                  President and Chief Executive Officer,
                                  Virginia Sand Company, Inc.; President and
                                  Chief Executive Officer, Burns Equipment Co.,
                                  Inc. (equipment leasing); President and Chief
                                  Executive Officer, Gateway Equipment Co.; all of Chesapeake, Va.

James H. Ferebee, Jr., 58         President, Ferebee & Sons, Inc. (farming),
                                  Shawboro, N.C.; Partner, Ferebee IV
                                  Partnership (farm management and sales).

Frances Morrisette Norrell, 41    General Partner, LFM Properties (real estate
                                  development); Elizabeth City, N.C.

Director Relationships

     Board Relationships. Other than Percy C. Burns III and Jerry T. Womack, who are nephew and uncle through marriage, no director or principal officer is related to another director or principal officer.

     Other Directorships. No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Board Attendance and Fees

     During 2001, the Board held 18 meetings. All directors attended at least seventy-five percent of all Board and committee meetings.

     During 2001, non-employee directors received $300 in fees for attendance at the Board meetings and $50 for each committee meeting attended. In 2002, all directors will receive $500 for each Board meeting attended and $100 for each committee meeting attended.

Committees of the Board of Directors

     The Board has established the standing committees described below.

o Executive Committee. The Executive Committee, between Board meetings and subject to such limitations as may be required by law or imposed by Board resolution, may exercise all of the Board's authority. The Executive Committee also performs the functions of a nominating committee. The Executive Committee's nominating committee functions include, among other things, recommending annually to the Board the names of persons to be considered for nomination and election by the Company's shareholders and, as necessary, recommending to the Board the names of persons to be elected to the Board to fill vacancies as they occur between annual meetings. In identifying prospects for the Board, the Committee will consider individuals recommended by shareholders. Names and resumes of nominees should be forwarded to the Corporate Secretary who will submit them to the Executive Committee for consideration. The Executive Committee held seven meetings during 2001. The Executive Committee presently consists of Directors Berry (chair), Brumsey, Burns, Dixon, Norrell, Whiting, and Womack.

o Audit Committee. The Audit Committee is responsible for insuring that the Board receives objective information regarding Company policies, procedures and activities with respect to auditing, accounting, internal accounting controls, financial reporting, and such other Company activities as the Board may direct. Subject to the Board's approval, the Audit Committee engages a qualified firm of certified public accountants to conduct such audit work as is necessary for this purpose. The Audit Committee held two meetings during 2001. Members of the Audit Committee are Director Norrell (chair), Dixon, Ferebee, Luther, and Owens.

o Compensation Committee. The Compensation Committee reviews and recommends to the Board the annual compensation, including salary, stock option plans, incentive compensation and other benefits, for senior management and other Company employees. The Compensation Committee held six meetings during 2001. Members of the Compensation Committee are Director Burns (chair), Norrell, Twiford, Whiting, Williams, and Womack.

o Other standing committees. The Board has approved two additional standing committees to which certain responsibilities have been delegated. These are the Loan Committee and the Investment Committee.

Principal Officers

     Other than D. Ben Berry, President and Chief Executive Officer of the Company, whose information appears above under the description of Class III Directors, the principal executive officers of the Company and their ages at December 31, 2001 are:

     Stephen C. Skinner, age 55, is the Executive Vice President and Secretary of the Company and the Bank and has served in that position since the Bank's incorporation. Mr. Skinner served as Regional Market Manager for the Sanford, North Carolina area for Centura from 1997 until joining the Bank in 1998 while the Bank was being organized. Prior to that, he was the Senior Market Officer for Centura in Edenton, North Carolina.

     Mark A. Holmes, age 45, is the Executive Vice President, Treasurer and Chief Financial Officer for the Company and the Bank and has served in that position since the Bank's incorporation. Prior to his employment by the Bank, Mr. Holmes was the Executive Vice President, Chief Executive Officer and Cashier for the Morris Plan Bank in Burlington, North Carolina which he joined in 1995.

     Donna C. Kitchen, age 39, is Senior Vice President and Operations Officer for the Bank and has served in that position since the Bank's incorporation. Prior to her employment by the Bank, Ms. Kitchen was an Assistant Vice President and manager of mortgage loan operations for Branch Bank and Trust Company ("BB&T") in Elizabeth City. Her other previous responsibilities with BB&T included Branch Operations Manager and Operations Supervisor.

Executive Compensation

     During 2001, the Company had no employees of its own and all employees were compensated by the Bank, the principal subsidiary of the Company.

     Cash Compensation. The cash and cash equivalent compensation paid by the Bank during the fiscal years ended December 31, 2001, 2000 and 1999 to each executive officer who earned in excess of $100,000 is as follows:

--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                      Annual compensation    Long-term compensation
                   ------------------------- ----------------------
                                             Other annual            All other
Name and                                     compensation  Options/ compensation
Principal Position Year  Salary($)  Bonus($)   ($)(1)      SARs(#)     ($)(2)
--------------------------------------------------------------------------------

D. Ben Berry       2001   168,521    35,000     - 0 -       8,887      10,500
President and CEO  2000   153,331    25,000     - 0 -      15,016      10,500
                   1999   139,615     - 0 -     - 0 -      49,090       8,344

Stephen C. Skinner 2001   111,464     9,500     - 0 -       - 0 -       7,208
Executive          2000   104,218     6,000     - 0 -      10,000       6,588
Vice President     1999    99,032    40,000     - 0 -      20,000       5,883

Mark A. Holmes     2001   106,163    12,500     - 0 -       - 0 -       7,104
Executive          2000    96,046     6,000     - 0 -      10,000       6,113
Vice President     1999    90,415     - 0 -     - 0 -      20,000       4,961

-------------
(1) The value of non-cash compensation paid to the officer during the fiscal years disclosed did not exceed 10% of the officer's cash compensation.

(2) Consists entirely of the Bank's contribution on behalf of the officer under the Bank's salary deferral plan under Section 401(k) of the Internal Revenue Code of 1986, as amended.

     Options granted. The following table contains information with respect to stock options to purchase shares of the Common Stock granted to the named executive officers during 2001. See also Proposal 3 regarding the approval of amendments to the stock option plan that would result in additional grants to the named officers.

            Option/SAR Grants in Last Fiscal Year - Individual Grants
            ---------------------------------------------------------

                  Number of       Percent of
                  securities        total
                  underlying     Options/SARs
                   Options/       granted to      Exercise or
                     SARs         employees       base price      Expiration
Name              Granted(#)      in 2001(%)       ($/Share)         Date
----              ----------     ------------      ---------      ----------

D. Ben Berry        8,877            (1)             $9.00       August 2, 2011

-------------
(1) These shares were granted under the Nonstatutory Stock Option Plan for directors, not available to employees.

     Options Held. The following table contains information with respect to stock options to purchase shares of the Common Stock held by the named executive officers during 2001.

    Aggregated Option Exercises in 2001 and December 31, 2001, Option Values
    ------------------------------------------------------------------------

                                                   Number of Unexercised        Value of Unexercised
                       Shares                             Options                In-the-Money Options
                     Acquired on      Value        at December 31, 2001        at December 31, 2001(1)
Name                 Exercise(#)   Realized($)   Exercisable/Unexercisable    Exercisable/Unexercisable
----                 -----------   -----------   --------------------------   -------------------------
D. Ben Berry             -0-           -0-          47,053       25,930          $901        $1,352

Stephen C. Skinner       -0-           -0-          20,000       10,000          $600        $  900

Mark A. Holmes           -0-           -0-          20,000       10,000          $600        $  900

-------------
(1) Value represents the difference between the fair market value and the exercise price for the unexercised options at December 31, 2001.

Employment Agreements

     Terms of the agreements. The Bank is a party to employment contracts (the "Agreements") with D. Ben Berry, President and Chief Executive Officer of the Company and the Bank, and Stephen C. Skinner and Mark A. Holmes, Executive Vice Presidents of the Company and the Bank. The Agreements became effective December 1, 1998 for a term of three years. On each anniversary of the effective date of the Agreements, the term of the each Agreement is automatically extended for an additional one year period beyond the then effective expiration date unless written notice from the Company or the officer is received 90 days prior to the anniversary date advising the other that the Agreement shall not be further extended. No such notice has been given by either such party. In addition, the officers have the option to terminate the Agreements upon sixty days' written notice to the Bank.

     Under the Agreements, each officer receives an annual cash salary, with annual adjustments and discretionary bonuses as determined by the Board. Mr. Berry's compensation pursuant to the contract for 2002 has been established by the Board at $165,000. Mr. Skinner's compensation pursuant to the contract for 2002 has been established by the Board at $110,000. Mr. Holmes' compensation pursuant to the contract for 2002 has been established by the Board at $110,000. Under the Agreements, each officer also is entitled to all fringe benefits which are generally provided by the Bank for its employees

     Change of control provisions. The Agreements provide for certain payments to each officer upon any change of "control" of the Bank. "Control" is defined, under the Agreements, to mean any of the following events:

         (i) After the effective date of the Agreements, any "person" (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of
     1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Bank, or acquires control of, in any manner, the election of a majority of the directors of the Bank; or

         (ii) The Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where the Bank is not the surviving corporation in such transaction; or

         (iii) All or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group.

     Upon any such change in control, each officer has the right to terminate his employment if he determines, in his sole discretion, that within 24 months after such change in control, he has not been assigned duties, responsibilities and status commensurate with his duties prior to such change of control, his salary has been reduced below the amount he would have received under the Agreement, his benefits have been reduced or eliminated, or he has been transferred to a location which is an unreasonable distance from his then current principal work location.

     Upon his termination of employment upon a change in control, whether voluntary or involuntary, the Bank has agreed to pay each officer an amount equal to 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). This compensation is payable, at each officer's option, either by lump sum or in 36 equal monthly installments. The Bank has the right, under the Agreements, to reduce any such payments as necessary under the Code to avoid the imposition of excise taxes on each officer or the disallowance of a deduction to the Bank.

Company Transactions with Directors and Officers

     The Company's principal subsidiary, the Bank, expects to have transactions in the ordinary course of its business with the Company's directors, principal officers and their associates. All transactions with directors, principal officers and their associates are made in the ordinary course of the Bank's business, on substantially the same terms, including (in the case of loans) interest rates, collateral and repayment terms, as those prevailing at the same time for other comparable transactions, and do not involve more than normal risks of collectibility or present other unfavorable features.

Reports of Changes in Beneficial Ownership

     Directors and principal officers of the Company are required by federal law to file reports with the Securities and Exchange Commission after October 2001 and were required to file such reports with the Board of Governors of the Federal Reserve System prior to October 2001 regarding the amount of and changes in their beneficial ownership of the Shares. To the Company's knowledge, all such required reports were timely filed.


      PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF SHARES FROM 5,000,000 TO 10,000,000.

     On March 19, 2002, the Board approved an amendment to Section 5 of the Articles of Incorporation of the Company to increase the authorized number of shares of common stock from 5,000,000 to 10,000,000. The Company currently is authorized to issue up to 5,000,000 Shares. As of the record date for the Annual Meeting, 2,732,765 of the authorized Shares were outstanding and 324,358 of the authorized Shares are reserved for issuance under the Company's Incentive Stock Option Plan (ISO) and Non-Statutory Stock Option Plan (NSSO), and 1,111,000 authorized Shares to be issued upon exercise of the warrants, leaving 831,877 Shares available for issuance for other corporate purposes. The Board believes that the increase in the number of authorized Shares will provide the Company with increased flexibility to meet various corporate objectives and is in the best interests of the Company and its shareholders.

     It is the Company's intention to finance its operations through, among other things, the issuance from time to time of various equity securities, to consider the acquisition of financial service businesses (possibly using the Shares as consideration in some instances), and to consider the issuance of additional Shares through stock splits and stock dividends in appropriate circumstances. Accordingly, the continued availability of Shares is necessary to provide the Company with the flexibility to take advantage of opportunities in such situations. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional Shares, except for Shares currently reserved for issuance under the ISO and NSSO Plans and pursuant to the warrants.

     Pursuant to North Carolina law, authorized and unissued Shares (other than those Shares reserved for certain purposes) are available for issuance by the Company to such persons and for such consideration as the Board may determine from time to time. Shareholders may not be given the opportunity to vote on such matters, unless shareholder approval is required by applicable law or unless the Board in its judgment recommends shareholder approval. Shareholders generally will have no preemptive rights to subscribe to newly issued Shares. Because there are no preemptive rights, the issuance of additional shares could dilute the interests of existing shareholders.

     The Board believes that the proposed increase in the number of authorized Shares will provide flexibility needed to meet corporate objectives and is in the best interests of the Company and its shareholders. If the proposal is approved, officers of the Company will promptly make the appropriate filings in the State of North Carolina and take any other action necessary to implement the amendment.

The Board of Directors recommends that shareholders vote FOR approval of the amendment to increase the authorized number of Shares. This proposal will be approved if the votes in favor of the proposal exceed the votes cast against the proposal.


  PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE 1999 INCENTIVE STOCK OPTION PLAN.

     On July 16, 2001, the Board approved an amendment to the 1999 Incentive Stock Option Plan (the "ISO Plan"), subject to shareholder approval. The amendment provides that an aggregate of 110,097 Shares will be added to the Shares currently reserved for issuance by the Company upon exercise of stock options granted from time to time under the ISO Plan. Grants under the ISO Plan are limited to employees of the Company. Options granted under the ISO Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, options afford favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to the Company. The purpose of the ISO Plan is to increase the performance incentive for employees of the Company, to encourage the continued employment of current employees and to attract new employees by facilitating their purchase of a stock interest in the Company.

     The ISO Plan is administered by the Compensation Committee of the Board (See "Management of the Company - Committees of the Board"). No member of the Compensation Committee is eligible to receive options under the ISO Plan. Employees of the Company are eligible to receive options under the ISO Plan at no cost to them other than the option exercise price. Generally, the exercise price for options granted pursuant to the ISO Plan may not be less than 100% of the fair market value of the Shares on the date of the grant. No option will be exercisable more than ten years after the date that it is granted. By action dated August 2, 2001, the Compensation Committee granted all of the options available under the ISO Plan. The exercise price of the options is $9.00 per share and the expiration date is August 2, 2011. Each principal officer of the Company received options to purchase Shares. The market value of the Shares as of March 19, 2002 was $9.45.

     The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. In the event that a participant ceases to serve as an employee of the Company for the reason of retirement, disability or voluntary resignation, an exercisable stock option will continue to be exercisable for three months but in no event after the expiration of the date of the option. In the event of the death of a participant during such service or within three months following retirement, disability or voluntary termination, an exercisable stock option will continue to be exercisable for 12 months from the date of death to the extent it was exercisable by the participant immediately prior to death.

     The Company receives no monetary consideration at the time of granting the stock options. The consideration, if any, which the Company receives from the granting of such stock options is the further dedication of its employees in the performance of their responsibilities, duties and functions on behalf of the Company. Upon the exercise of options, the Company will receive payment of the exercise price of the option from the employee in exchange for the Shares issued.

     A recipient of a stock option under the ISO Plan will not be taxed upon either the grant of the option or on the date he or she exercises such option. A recipient will be taxed only upon the sale of the stock underlying the option and will be taxed on the difference between the option price and the sales price of the stock. The taxable amount will be treated as capital gain. If the ISO Plan requirements are satisfied, the Company will receive no corresponding deduction for any portion of the stock option.

     If the amendment to the ISO Plan is approved by the shareholders, the options granted on August 2, 2001 will become effective. If the amendment to the ISO Plan is not approved by the shareholders, the number of Shares available under the ISO Plan will not change and the options granted on August 2, 2001 will not become effective.

Interests of certain persons. Subject to shareholder approval, the principal officers of the Company have been granted options to purchase 67,000 shares pursuant to the amendment to the ISO Plan. The allocation of the options is as follows: Berry - 25,000; Holmes - 14,000; Kitchen - 14,000; and Skinner - 14,000.

The Board of Directors recommends that shareholders vote FOR approval of the amendment to the 1999 Incentive Stock Option Plan. This proposal will be approved if the votes in favor of the proposal exceed the votes cast against the proposal.


      PROPOSAL 4: RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

     The Company's independent certified public accountant for the year ended December 31, 2001, was Dixon Odom PLLC ("Dixon Odom"). The Board has selected Dixon Odom as the Company's independent certified public accountant for the year ended December 31, 2002. The Board selects the independent certified public accountant upon recommendation by the Audit Committee. The shareholders are being asked to ratify this selection. Fees for the audit of the financial statements for the year ended December 31, 2001 were $38,100. Fees for other services provided to the Company by Dixon Odom during 2001 were $64,649. The Company's Audit Committee has determined that the non-audit related services rendered by Dixon Odom are compatible with maintaining the principal accountant's independence. Representatives of Dixon Odom will be present at the Annual Meeting with the opportunity to make a statement if they desire, and they will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR the ratification of its selection of Dixon Odom as the Company's independent certified public accountant. This proposal will be approved if the votes in favor of the proposal exceed the votes cast against the proposal.


                                  ANNUAL REPORT

     In accordance with the regulations of the Securities and Exchange Commission ("SEC"), the Company's 2001 Annual Report on Form 10-K for the year ended December 31, 2001, including the financial statements and schedules, accompanies this Proxy Statement. No part of the 2001 Annual Report shall be regarded as proxy-soliciting materials or as a communication by means of which any solicitation is being or is to be made. The Company will furnish any exhibit to the Form 10-K upon payment of the cost of copying the exhibit, upon written request to Mark A. Holmes, Executive Vice President, Gateway Financial Holdings, Inc., 1145 North Road Street, Elizabeth City, North Carolina 27909.


                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     How to submit proposals for possible inclusion in the 2003 proxy materials:
For shareholder proposals to be considered for inclusion in the proxy materials for the Company's 2003 Annual Meeting, any such proposals must be received at the Company's principal office (currently: Gateway Financial Holdings, Inc., 1145 North Road Street, Elizabeth City, North Carolina 27909) not later than November 21, 2002. In order for a proposal to be included in the Company's proxy material for the Annual Meeting, the person submitting the proposal must own, beneficially or of record, the lesser of 1% or $2,000 in market value of the Shares entitled to be voted on that proposal at the Annual Meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the Annual Meeting. Also, the proposal must comply with certain other eligibility and procedural requirements established under the Securities and Exchange Act or related SEC regulations. The Board will review any shareholder proposal received by that date to determine whether it meets these criteria. Please submit any proposal by certified mail, return receipt requested.

     Shareholder proposals after November 21, 2002: Proposals submitted after November 21, 2002 will not be included in the proxy materials for the 2003 Annual Meeting. Any such proposals received by February 4, 2003, may be considered at the 2003 Annual Meeting as other business. Management proxies shall have discretionary authority to vote on those proposals at the 2003 Annual Meeting. If notice of the proposal is not received by February 4, 2003, such notice will be considered untimely.

     Nominations of directors: The Company's Bylaws provide that shareholders may make nominations of directors if such nominations are made in writing and delivered or mailed to the Company not less than seven (7) days nor more than
(50) days prior to any meeting of shareholders called for the election of directors. Recommendations and nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the shareholders' meeting, and upon his instruction, the voting inspectors may disregard all votes cast for each such nominee.


                                  OTHER MATTERS

     Management knows of no other matters which will be brought before this meeting, but if any such matter is properly presented at the meeting or any adjournment thereof, the persons named in the enclosed form of appointment of proxy will vote in accordance with their best judgement.

                                          By order of the Board of Directors.



                                          D. Ben Berry
                                          President and Chief Executive Officer

                        GATEWAY FINANCIAL HOLDINGS, INC.
                1145 North Road Street, Elizabeth City, NC 27909

                              APPOINTMENT OF PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF GATEWAY FINANCIAL HOLDINGS, INC.
                 FOR THE ANNUAL MEETING TO BE HELD MAY 15, 2002

     HOW TO COMPLETE THIS APPOINTMENT OF PROXY. The shares represented by this Appointment of Proxy will be voted as you direct below.

     - If you wish to vote in accordance with the recommendations of the Board of Directors, you need only sign below without marking any boxes.
     - If you wish to vote another way, mark the appropriate box, and in election of directors, cross out the name of any nominee(s) for whom you do not wish to vote.
     - If you do not mark any boxes, the Proxies (named below) will vote the shares represented by this Appointment of Proxy FOR ALL director nominees listed below, FOR APPROVAL of the amendment to the Articles of Incorporation increasing the number of authorized shares from 5,000,000 to 10,000,000, FOR APPROVAL of the amendment to the 1999 Incentive Stock Option Plan, and FOR RATIFICATION of the appointment of the independent auditor.
     To ensure that a quorum is present at the Annual Meeting. Because business can be transacted at the Annual Meeting only if a quorum is present, it is important that you sign and return this Appointment of Proxy even if you plan to attend the meeting. Then, if you wish to vote differently, revoke the Appointment of Proxy by following the instructions below.
     How to revoke this Appointment of Proxy. You may revoke this Appointment of Proxy any time before it is exercised by the Proxies. To do so, you may either
(1) file an Appointment dated at a later time with the Secretary, or (2) attend the meeting and tell the Secretary that you wish to vote in person.
     How to sign and return this Appointment of Proxy. Whether or not you plan to attend the Annual Meeting, please sign below exactly as your name appears on the stock certificate, and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. Then return this Appointment of Proxy in the enclosed envelope. No postage is necessary if you mail it in the United States.
    Board recommendation. The Board of Directors recommends a vote FOR election of the director nominees listed below, FOR approval of the amendment to the Articles of Incorporation, FOR approval of the amendment to the 1999 Incentive Stock Option Plan, and FOR ratification of the appointment of the independent auditor.
    APPOINTMENT OF PROXY: The undersigned shareholder of Gateway Financial Holdings, Inc., a North Carolina corporation (the "Company"), hereby appoints Stephen C. Skinner and Mark A. Holmes, or either of them (the "Proxies"), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 15, 2002, at 2:00 p.m. local time, at the Pine Lakes Country Club, 1525 North Road Street, Elizabeth City, North Carolina, or at any adjournment thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, on the proposals listed below and in the Proxy Statement, and in their discretion on such other matters properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting or any adjournment, that one shall have all the powers hereby conferred.

                -- Please complete and sign on the other side --

                      -- Continued from the reverse side --

     The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.

1. ELECTION OF DIRECTORS: Four directors to serve three-year terms expiring at the Annual Meeting in 2005. Instructions: To vote for some nominees but not others, cross out the name(s) of those for whom you do NOT wish to vote.

     Daniel B. Berry  Jimmie Dixon, Jr.  Russell E. Twiford  Richard W. Whiting

     [ ]  FOR all nominees listed above (except as crossed out).

     [ ]  WITHHOLD authority to vote for all nominees listed above.

2. APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES FROM 5,000,000 TO 10,000,000:

     [ ]  FOR                 [ ]  AGAINST                [ ] ABSTAIN

3.   APPROVAL OF THE AMENDMENT TO THE 1999 INCENTIVE STOCK OPTION PLAN:

     [ ]  FOR                 [ ]  AGAINST                [ ] ABSTAIN

4.   RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR:

     [ ]  FOR                 [ ]  AGAINST                [ ] ABSTAIN

5.   OTHER BUSINESS:

     The Proxies vote in their discretion on any other business properly presented.


                                            ------------------------------------
         [Box with Shareholder address      Signature of shareholder
         information to appear here]

                                            ------------------------------------
                                            Signature of shareholder


                                            Date:                         , 2002
                                                  ------------------------